EXHIBIT 99.1

Contact	Contact
Robert L. Messier, Jr.	Mark J. Blum
President & CEO	Executive Vice President & CFO
(860) 585-2117	(860) 585-2118

FIRST VALLEY BANCORP, INC. REPORTS 2006 RESULTS

•	Net income of $573,000, or $0.45 per diluted share, for the year.
•	Non-recurring expenses of 345,000 related to merger with New England Bancshares, Inc.
•	Net income of $918,000, or $0.73 per diluted share, before merger expenses.

Bristol, Connecticut - February 1, 2007 - Robert L. Messier, Jr., President and Chief Executive Officer of First Valley Bancorp, Inc., the holding company of Valley Bank, reported annual net income of $573,000, or $0.45 income per diluted share, for 2006. The results include one-time expenses of $345,000 incurred in the last quarter of the year related to the Company’s proposed merger with New England Bancshares, Inc. Excluding the one-time expenses related to the proposed merger, net income would have been $918,000, or $0.73 per diluted share, for the year ended December 31, 2006. The Company earned $749,000, or $0.60 income per diluted share, in 2005.

For the last quarter of 2006, the Company had a net loss of $137,000, or $0.11 per diluted share. Excluding the $345,000 of expenses relating to our pending merger, net income would have been $208,000, or $0.16 income per diluted share, for the last quarter of 2006. The Company earned $238,000, or $0.19 income per diluted share, in the last quarter of 2005.

Assets grew to $193.1 million at December 31, 2006 compared to $160.9 million at December 31, 2005, a 20% increase. As of December 31, 2006, loans totaled $135.8 million and deposits totaled $164.8 million.

Messier said, “We are extremely pleased with our 2006 results which included solid growth in core earnings. Excluding the one-time merger expenses, 2006 net income would have increased by 23%. Total assets grew by 20% during the year to $193 million. Steady growth in both loans and deposits has helped First Valley Bancorp, Inc. achieve very good earnings for a relatively young community bank that is just beginning to achieve the efficiencies associated with growth. Our loan portfolio increased by 22% in 2006 to $136 million and deposits grew by 28% to $165 million.”

Messier continued, “Valley Bank opened its third full service office at 98 Main Street in Southington in early January 2007. We expect to open a fourth office at 888 Farmington Avenue in Bristol before the end of March 2007. We are excited about the new locations and expect that they will allow us to continue on our strong path of growth.”

Valley Bank is a commercial bank with full service banking offices in Bristol, Terryville and Southington. For more information visit the Bank’s website at www.valleybankct.com or call (860) 582-8868.

First Valley Bancorp, Inc. stock is quoted on the Over the Counter Bulletin Board under the symbol “FVLY”.

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Statements in this news release, if any, concerning future results, performance, expectations or intentions are forward-looking statements. Actual results, performance or developments may differ materially from forward-looking statements as a result of known or unknown risks, uncertainties and other factors, including those identified from time to time in the Company’s filings with the Securities and Exchange Commission, press releases and other communications. Actual results also may differ based on the Company’s ability to successfully maintain and integrate customers from acquisitions.  The Company intends any forward-looking statements to be covered by the Litigation Reform Act of 1995 and is including this statement for purposes of said safe harbor provisions.  Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release. Except as required by applicable law or regulation, the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances that occur after the date as of which such statements are made.

This press release does not constitute an offer of securities. New England Bancshares and First Valley Bancorp have filed a registration statement, a proxy statement/prospectus and other relevant documents concerning the proposed transaction with the Securities and Exchange Commission (“SEC”). Shareholders of First Valley Bancorp are urged to read the registration statement, the proxy statement/prospectus and all other documents which will be filed with the SEC, and any amendments or supplements to those documents, because they will contain important information which shareholders should consider before making any decision regarding the merger. Shareholders of First Valley Bancorp will be mailed the proxy statement/prospectus following the SEC’s declaration of effectiveness of the related registration statement. You will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information of New England Bancshares and First Valley Bancorp, at the SEC’s website (http://www.sec.gov).

EXHIBIT 99.1

FIRST VALLEY BANCORP, INC. AND SUBSIDIARY
DECEMBER 31, 2006

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(in thousands except share data)
	December 31,	December 31,
	2006	2005
	(Unaudited)
ASSETS
Cash and due from depository institutions	$12,319	$3,447
Federal funds sold and money market accounts	13,841	9,220
Investment securities	26,672	33,907
Loans receivable, net	133,709	109,773
Premises and equipment, net	2,321	1,435
FHLB Stock, at cost	719	855
Accrued income receivable	865	680
Deferred income taxes	1,052	904
Other assets	1,649	705
TOTAL ASSETS	$193,147	$160,926

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Non-interest bearing	$18,225	$17,166
Interest bearing	146,533	112,034
Total deposits	164,758	129,200
Federal Home Loan Bank advances	10,848	15,019
Junior subordinated debt	4,104	4,098
Mortgagors' escrow accounts	169	176
Other liabilities	2,737	2,733
Total Liabilities	182,616	151,226

Stockholders' Equity:
Common stock, no par value; authorized 3,000,000 shares;
issued and outstanding 1,194,550 and 1,186,236 at
December 31, 2006 and 2005, respectively	899	892
Additional paid-in capital	8,273	8,194
Retained earnings	1,627	1,054
Accumulated other comprehensive loss	(268)	(440)
Total Stockholders' Equity	10,531	9,700
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$193,147	$160,926

(a) All share data have been adjusted to give effect to a one for ten stock split effective January 30, 2006

EXHIBIT 99.1

FIRST VALLEY BANCORP, INC. AND SUBSIDIARY
DECEMBER 31, 2006

RECONCILIATION OF GAAP ITEMS TO NON-GAAP ITEMS (UNAUDITED)
(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006		2005
Income (loss) per share:
Diluted, GAAP	$(0.11)	$0.19	$0.45		$0.60
Adjustments: Merger related expenses	$0.27	$-	$0.27		$-

Diluted, non-GAAP	$0.16	$0.19	$0.73	(a)	$0.60

(a) Income per share for the 12 months ended 12/31/06 does not add due to rounding.

The Company refers to the non-GAAP financial measures cited above because they provide meaningful supplemental information regarding the Company's operational performance.
These non-GAAP financial measures exclude merger expenses incurred in connection with the Company's proposed merger. We have excluded these expenses in order to enhance investors' understanding of our ongoing operations. The use of these non-GAAP financial measures has material limitations because they should not be used to evaluate our company without reference to their corresponding GAAP financial measures. We include these non-
GAAP financial measures in our earnings announcement because we believe they are useful to investors, but these non-GAAP measures should not be considered a substitute for, or superior to, the information provided by the GAAP financial measures.

EXHIBIT 99.1

FIRST VALLEY BANCORP, INC. AND SUBSIDIARY
DECEMBER 31, 2006

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands except share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Interest income:	2006	2005	2006	2005
Interest on loans	$2,487	$1,786	$9,022	$6,014
Interest and dividends on investments	525	399	1,754	1,585
Total interest income	3,012	2,185	10,776	7,599

Interest expense:
Deposits and escrow	1,392	677	4,196	2,259
Borrowed funds	142	178	771	467
Total interest expense	1,534	855	4,967	2,726
Net interest income	1,478	1,330	5,809	4,873

Provision for loan losses	82	94	321	348

Net interest income after provision for loan losses	1,396	1,236	5,488	4,525

Noninterest income:
Service charges and other fees	162	95	492	385
Realized gains (losses) on investments	-	-	(86)	-
Total noninterest income	162	95	406	385

Noninterest expenses:
Salaries	655	474	2,196	1,736
Employee benefits and taxes	128	94	428	347
Occupancy and equipment	222	162	791	655
Professional fees	52	28	206	139
Marketing	43	35	132	106
Office supplies	19	20	74	74
Outside service fees	35	55	179	225
Organizational costs	-	-	-	98
Merger-related costs	345	-	345	-
Other	95	81	396	329
Total noninterest expenses	1,594	949	4,747	3,709
Income (loss) before income tax expense	(36)	382	1,147	1,201
Income tax expense	101	144	574	452
NET INCOME (LOSS)	$(137)	$238	$573	$749

Basic income (loss) per share (a)	$(0.11)	$0.20	$0.48	$0.63
Income (loss) per diluted share (a)	$(0.11)	$0.19	$0.45	$0.60

Weighted-average shares outstanding - basic (a)	1,194,550	1,186,236	1,191,018	1,184,930
Weighted-average shares outstanding - diluted (a)	1,265,391	1,240,305	1,261,859	1,239,000

(a) All share data have been adjusted to give effect to a one for ten stock split effective January 30, 2006